SCHEDULE 14C

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SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

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MET INVESTORS SERIES TRUST

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MET INVESTORS SERIES TRUST

5 Park Plaza

Suite 1900

Irvine, California 92614

December 24, 2012

Dear Contract Owner:

The accompanying information statement provides information about a change in the subadviser of Jennison Large Cap Equity Portfolio (formerly, Rainier Large Cap Equity Portfolio) (the “Portfolio”), a series of Met Investors Series Trust. Effective November 2, 2012, Jennison Associates LLC became the subadviser to the Portfolio. In addition, the name of the Portfolio was changed to Jennison Large Cap Equity Portfolio. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of November 30, 2012.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Elizabeth M. Forget
President
Met Investors Series Trust

MET INVESTORS SERIES TRUST

Jennison Large Cap Equity Portfolio

(formerly, Rainier Large Cap Equity Portfolio)

5 Park Plaza, Suite 1900

Irvine, California 92614

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at www.metlife.com/variablefunds

The primary purpose of this Information Statement is to provide you with information about a change of the subadviser to the Jennison Large Cap Equity Portfolio (formerly, Rainier Large Cap Equity Portfolio) (the “Portfolio”), a series of Met Investors Series Trust (the “Trust”). Effective November 2, 2012, Jennison Associates LLC (“Jennison”), a wholly-owned subsidiary of Prudential Investment Management, Inc., replaced Rainier Investment Management Inc. (“Rainier”) as the subadviser to the Portfolio. This Information Statement is being mailed beginning on or about January 4, 2013 to the Portfolio’s shareholders of record as of the close of business on November 30, 2012 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-638-7732.

MetLife Advisers, LLC (“MetLife Advisers”) serves as investment adviser to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and MetLife Advisers (the “Management Agreement”). MetLife Investors Distribution Company (the “Distributor”), an affiliate of MetLife Advisers, serves as the distributor to the Trust. MetLife Advisers is located at 501 Boylston Street, Boston, Massachusetts 02116. The Distributor is located at 5 Park Plaza, Suite 1900, Irvine, California 92614. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and MetLife Advisers which generally permits MetLife Advisers, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. Generally, the Portfolio’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the exemptive order. The Portfolio may not generally rely on the exemptive order with respect to subadvisers that are affiliated with MetLife Advisers. One of the conditions of the exemptive relief is that within ninety days after entering into a new or amended investment subadvisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. Introduction

Prior to November 2, 2012, Rainier served as subadviser to the Portfolio pursuant to an investment advisory agreement dated October 31, 2007, by and between Met Investors Advisory LLC (a predecessor to MetLife Advisers) and Rainier (the “Previous Subadvisory Agreement”).

At an in-person meeting of the Board of Trustees of the Trust (“Board”) held on September 19, 2012, the Trustees (including the Trustees who are not “interested persons” of the Trust, MetLife Advisers, Jennison or the Distributor (as that term is defined in the 1940 Act) (“Independent Trustees”)) approved a new investment subadvisory agreement between MetLife Advisers and Jennison, with respect to the Portfolio, which took effect as of November 2, 2012 (the “New Subadvisory Agreement”). In connection with the appointment of Jennison as subadviser to the Portfolio, the Previous Subadvisory Agreement was terminated as of November 2, 2012, and as of that date, Rainier no longer served as subadviser to the Portfolio. As discussed below, the New Subadvisory Agreement is the same in all material respects to the Previous Subadvisory Agreement, except for Jennison as subadviser, the subadvisory fee schedule, the effective date and term and certain administrative provisions. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. The Management Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect.

As a result of the approval of the New Subadvisory Agreement, effective November 2, 2012, Jennison replaced Rainier as the subadviser to the Portfolio. All references to Rainier with respect to the Portfolio in the Summary Prospectus, Prospectus, and Statement of Additional Information relating to the Portfolio were replaced with Jennison.

II. The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect from October 31, 2007 to December 31, 2008 and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Rainier or by Rainier upon ninety days’ prior written notice to MetLife Advisers, or upon shorter notice as mutually agreed upon. The Previous Subadvisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between MetLife Advisers and the Trust was assigned or terminated for any other reason.

The Previous Subadvisory Agreement also generally provided that, absent willful misconduct, bad faith, reckless disregard or gross negligence of Rainier in the performance of any of its duties or obligations under the Previous Subadvisory Agreement, Rainier would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, MetLife Advisers paid a subadvisory fee to Rainier, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.400% of the first $150 million of such assets, plus 0.350% of such assets over $150 million up to $500 million, plus 0.325% of such assets over $500 million up to $1 billion, plus 0.300% of such assets over $1 billion up to

$2 billion, plus 0.250% of such assets over $2 billion. For the fiscal year ended December 31, 2011, MetLife Advisers paid Rainier $3,404,581 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was renewed by the Board of Trustees, including by a separate vote of the Independent Trustees, at a meeting held on November 7-8, 2011. The Previous Subadvisory Agreement, was initially approved by the Board of Trustees, including by a separate vote of the Independent Trustees, at a meeting held on August 9, 2007 and by the Portfolio’s initial shareholder on October 31, 2007.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio is attached as Appendix A to this Information Statement. The terms of the New Subadvisory Agreement are the same in all material respects as those of the Previous Subadvisory Agreement, except for Jennison as subadviser, the subadvisory fee schedule, the effective date and term and certain administrative provisions. The New Subadvisory Agreement provides that it will remain in effect until May 1, 2014 and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The Previous Subadvisory Agreement’s initial term was from October 31, 2007 to December 31, 2008. Like the Previous Subadvisory Agreement, the New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Jennison or by Jennison upon ninety days’ prior written notice to MetLife Advisers, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between MetLife Advisers and the Trust is assigned or terminated for any other reason.

The New Subadvisory Agreement also generally provides that, absent willful misconduct, bad faith, reckless disregard or gross negligence of Jennison in the performance of any of its duties or obligations under the New Subadvisory Agreement, Jennison will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

The New Subadvisory Agreement imposes certain obligations on Jennison, such as the reporting of compliance issues to MetLife Advisers, that were not in the Previous Subadvisory Agreement. The New Subadvisory Agreement also explicitly states that the Trust is an intended third-party beneficiary of the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, MetLife Advisers pays a subadvisory fee to Jennison, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.40% of the first $300 million of the average daily net assets of the Portfolio during the Portfolio’s then-current fiscal year, 0.35% of the next $200 million of such assets, 0.25% of the next $500 million of such assets, and 0.22% of such assets in excess of $1 billion.

MetLife Advisers has contractually agreed, for the period November 2, 2012 through April 30, 2013, to reduce the management fee for each class of the Portfolio to the annual rate of 0.55% of the Portfolio’s average daily net assets over $537.5 million up to $1 billion and to the annual rate of 0.52% of the Portfolio’s average daily net assets over $1 billion. This arrangement may be modified or discontinued prior to April 30, 2013, only with the approval of the Board of Trustees of the Portfolio.

For the fiscal year ended December 31, 2011, MetLife Advisers paid Rainier $3,404,581 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2011, the fee payable by MetLife Advisers to Jennison would have been $3,023,996. The difference between such amounts is $380,585, which represents a 0.04% decrease.

As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. The Management Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect and the fees payable to MetLife Advisers by the Portfolio under the Management Agreement have not changed.

Effective Date

The New Subadvisory Agreement was approved by the Board of Trustees, including by a separate vote, the Independent Trustees, on September 19, 2012, and its effective date was as of November 2, 2012.

III. Board Considerations

At an in-person meeting of the Board held on September 19, 2012, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement between MetLife Advisers and Jennison for the Portfolio. Representatives of management informed the Board that, if approved by the Board, the New Subadvisory Agreement would become effective on November 2, 2012.

In considering the New Subadvisory Agreement, the Board reviewed a variety of materials provided by MetLife Advisers and Jennison relating to the Portfolio and Jennison, including comparative performance, fee and expense information for an appropriate peer group of similar mutual funds, performance information for relevant benchmark indices and other information regarding the nature, extent and quality of services to be provided by Jennison under the New Subadvisory Agreement. The Board also took into account information provided to the Board in its meetings throughout the year with respect to the services provided by Jennison to the Jennison Growth Portfolio (the “Jennison Portfolio”), a series of Metropolitan Series Fund managed by Jennison. In considering the approval of the New Subadvisory Agreement, the Board took into account certain information and materials relating to Jennison that the Board received and considered in connection with the Board’s consideration of the renewal of the subadvisory agreement of the Jennison Portfolio between MetLife Advisers and Jennison that also occurred at the September 19, 2012 Board meeting. The consideration of the renewal of the Jennison Portfolio’s subadvisory agreement involves a lengthy process during which the Board considered a variety of factors that are further discussed below, including, for example, the experience and qualifications of the Jennison portfolio management team and their investment performance.

The Independent Trustees were separately advised by independent legal counsel throughout the process. The Independent Trustees discussed the proposed approval of the New Subadvisory Agreement in a private session with their independent legal counsel at which no representatives of management were present.

In considering whether to approve the New Subadvisory Agreement with Jennison with respect to the Portfolio, the Board reviewed and analyzed the factors it deemed relevant, including: (1) the nature, extent and quality of the services to be provided to the Portfolio by Jennison; (2) the performance of the Portfolio and the Jennison Portfolio as compared to a peer group and an appropriate index; (3) Jennison’s personnel and operations; (4) the financial condition of Jennison; (5) the level and method of computing the Portfolio’s proposed subadvisory fee; (6) the anticipated profitability of Jennison under the New Subadvisory Agreement; (7) any “fall-out” benefits that may accrue to Jennison and its affiliates (i.e., ancillary benefits that may be realized by Jennison or its affiliates from Jennison’s relationship with the Trust); (8) the anticipated effect of growth in size on the Portfolio’s performance and expenses; (9) fees paid by comparable institutional and retail accounts; and (10) possible conflicts of interest.

Nature, extent and quality of services. In considering the nature, extent and quality of the services to be provided by Jennison to the Portfolio, the Board considered information provided to the Board by Jennison, including Jennison’s Form ADV, as well as information presented throughout the past year in connection with Jennison’s management of Jennison Portfolio. The Board considered Jennison’s current level of staffing and its overall resources, as well as its compensation program. The Board reviewed Jennison’s history and investment experience, as well as information regarding the qualifications, background and responsibilities of Jennison’s investment and compliance personnel who would be providing services to the Portfolio. The Board also considered, among other things, Jennison’s compliance program and its disciplinary history. The Board noted Jennison’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and ameliatory actions undertaken, as appropriate. The Board also noted that the Trust’s Chief Compliance Officer (“CCO”) and his staff would be conducting regular, periodic compliance reviews with Jennison and present reports to the Independent Trustees regarding the same, which would include evaluating the regulatory compliance system of Jennison and procedures reasonably designed by Jennison to assure compliance with the federal securities laws, including issues related to late trading and market timing, best execution, fair value pricing, and proxy voting procedures, among others. The Board also took into account the financial condition of Jennison.

The Board considered Jennison’s investment process and philosophy. The Board took into account that Jennison’s responsibilities would include the development and maintenance of an investment program for the Portfolio which would be consistent with the Portfolio’s investment objectives, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also reviewed Jennison’s brokerage policies and practices, including with respect to best execution and soft dollars. The Board also took into consideration that MetLife Advisers was recommending that, subject to shareholder approval, the Portfolio be merged into Jennison Portfolio on or about April 29, 2013 and that Jennison manage the combined portfolio.

Based on its consideration and review of the foregoing information, the Board concluded that the nature, extent and quality of services to be provided by Jennison were satisfactory and that there was a reasonable basis on which to conclude that Jennison would provide a high quality of investment services to the Portfolio.

Performance. The Board considered the performance of the Portfolio as described in the quarterly reports prepared by management. The Board noted that MetLife Advisers reviews with the Board on a quarterly basis detailed information about the Portfolio’s performance results, portfolio composition and investment strategies. The Board also considered information comparing the performance of the Portfolio with the Jennison Portfolio along with information about the performance of the Jennison Portfolio that had been provided in connection with the 2012 annual subadvisory agreement renewal relating to the Jennison Portfolio. Among other data relating specifically to the Portfolio and the Jennison Portfolio, the Board noted that the Jennison Portfolio had outperformed the Portfolio for the year-to-date, one- and three-year periods ended July 31, 2012. The Trustees took into account that the portfolio managers who managed the Jennison Portfolio were expected to manage the Portfolio. In addition, the Trustees took into consideration the differences in principal investment strategies between the Portfolio and the Jennison Portfolio. Based on its review, the Board concluded that the replacement of Rainier by Jennison was appropriate given the comparative performance records of the Portfolio and Jennison Portfolio.

Fees and expenses. The Board considered the subadvisory fee payable under the New Subadvisory Agreement. The Board noted that the rate of compensation in the New Subadvisory Agreement’s fee schedule is higher than the rate of compensation MetLife Advisers paid to Rainier for managing the Portfolio under the Previous Subadvisory Agreement. The Board also noted that the proposed subadvisory fee for the Portfolio would be paid by MetLife Advisers, not the Portfolio, out of the management fee. It was further noted that MetLife Advisers negotiated such fees at arm’s length.

Profitability. In considering the anticipated profitability to Jennison and its affiliates of their relationships with the Portfolio, the Board took into account that the rate of compensation provided in the New Subadvisory Agreement’s fee schedule is higher than the rate of compensation in the Previous Subadvisory Agreement’s fee schedule. The Board noted that the proposed subadvisory fee under the New Subadvisory Agreement would be paid by MetLife Advisers, not the Portfolio, out of the management fee that it would receive under the Management Agreement with the Trust. The Board also relied on the ability of MetLife Advisers to negotiate the

New Subadvisory Agreement and the fee thereunder at arm’s length. The Board also took into account that Jennison had agreed to aggregate the assets of the Portfolio and the Jennison Portfolio for purposes of calculating its subadvisory fee, which was expected to reduce the fee payable to Jennison. The Board noted that any savings from this fee reduction would be passed on to the Portfolio in the form of a voluntary management fee waiver. However, the Board placed more reliance on the fact that the New Subadvisory Agreement was negotiated at arm’s length and that the proposed subadvisory fee would be paid by MetLife Advisers than on Jennison’s anticipated profitability.

Economies of scale. The Board also considered the effect of the Portfolio’s growth in size on its performances and fees. The Board noted that the Portfolio’s management fee and proposed subadvisory fee each contained breakpoints that would reduce the fee rate on assets above certain specified asset levels. The Board considered the fact that the Portfolio’s fee levels decline as portfolio assets increase. The Board noted that if the Portfolio’s assets increase over time, the Portfolio may realize economies of scale if assets increase proportionally more than certain other fixed expenses. The Board concluded that the management fee structure for the Portfolio, including breakpoints, was reasonable.

Other factors. The Board considered other benefits that may be realized by Jennison and its affiliates from their relationship with the Trust, including the opportunity to provide advisory services to additional portfolios of the Trust and reputational benefits. The Board concluded that the benefits that may accrue to Jennison and its affiliates by virtue of Jennison’s relationship to the Portfolio were fair and reasonable in light of the anticipated costs of providing investment advisory services to the Portfolio and the anticipated commitment of Jennison to the Portfolio.

The Board also took into account the expected transaction costs to the Portfolio of the change in subadviser and concluded that the potential benefits from changing subadvisers outweighed those costs.

The Board considered any possible conflicts of interest in the form of material benefits or detriments to the Trust resulting from the nature of the Trust’s and Jennison’s affiliations. Here, the Board considered possible conflicts of interest that may arise between the Trust and Jennison in connection with the services to be provided to the Trust and the various relationships that Jennison and its affiliates may have with the Trust. The Board considered the procedures for monitoring and managing such potential conflicts.

Conclusion. In considering the approval of the New Subadvisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling, and each Trustee may have attributed different weights to various factors. Based on all of the above-mentioned considerations, and the recommendations of management, the Board, including a majority of the Independent Trustees, determined that approval of the New Subadvisory Agreement was in the best interests of the Portfolio. After full consideration of these and other factors, the Board, including a majority of the Independent Trustees, with the assistance of independent legal counsel, approved the New Subadvisory Agreement with respect to the Portfolio.

IV. The Subadviser

JENNISON ASSOCIATES LLC, 466 Lexington Avenue, New York, New York 10017, is the Subadviser to the Portfolio. Jennison provides investment management services primarily to corporations, trustee pension and profit-sharing plans, charitable organizations, endowments, insurance separate accounts, affiliated and third-party mutual funds, other commingled funds and individually managed accounts for managed account programs sponsored by broker dealers. Jennison is a wholly-owned subsidiary of Prudential Investment Management, Inc. (“PIMI”) of Three Gateway Center, Newark, New Jersey 07120. PIMI is a wholly-owned subsidiary of Prudential Asset Management Holding Company, LLC, of 751 Broad Street, Newark, New Jersey 07102, which is a wholly-owned subsidiary of Prudential Financial, Inc. of 751 Broad Street, Newark, New Jersey 07102. As of September 30, 2012, Jennison managed in excess of $156.3 billion in assets.

The following individuals are jointly, and primarily responsible for the day-to-day management of the Portfolio:

•

Kathleen A. McCarragher, Spiros “Sig” Segalas and Michael A. Del Balso have managed the Portfolio since November 2012. Ms. McCarragher generally has final authority over all aspects of the Portfolio’s investment portfolio, including, but not limited to, purchases and sales of individual securities, portfolio construction, risk assessment, and management of cash flows.

•

Kathleen A. McCarragher joined Jennison in 1998 and is a Managing Director of Jennison. She is also Jennison’s Head of Growth Equity. Prior to joining Jennison, she was employed at Weiss, Peck & Greer L.L.C. for six years as a Managing Director and the Director of Large Cap Growth Equities.

•

Spiros “Sig” Segalas was a founding member of Jennison in 1969 and is currently a Director, President and Chief Investment Officer of Jennison. He is a member of The New York Society of Security Analysts, Inc.

•

Michael A. Del Balso joined Jennison in 1972 and is currently a Managing Director of Jennison. He is also Jennison’s Director of Research for Growth Equity. He is a member of The New York Society of Security Analysts, Inc.

•

The portfolio managers for the Portfolio are supported by other Jennison portfolio managers, research analysts and investment professionals. Jennison typically follows a team approach in providing such support to the portfolio managers. The teams are generally organized along product strategies (e.g., large cap growth, large cap value) and meet regularly to review the portfolio holdings and discuss security purchase and sales activity of all accounts in the particular product strategy. Team members provide research support, make securities recommendations and support the portfolio managers in all activities. Members of the team may change from time to time.

Following is a list of the directors and principal executive officers of Jennison and their principal occupations. The address of each person listed is 466 Lexington Avenue, New York, New York 10017.

Name	Principal Occupation at Jennison
Dennis Miles Kass	Chairman and Director
Mehdi Asif Mahmud	Chief Executive Officer and Director
Spiros Segalas	President, Chief Investment Officer and Director since prior to 2007
Kenneth Moore	Executive Vice President, Treasurer and Chief Operating Officer
Stephanie Willis	Senior Vice President and Chief Compliance Officer
Leslie Rolison	Executive Vice President and Chief Administrative Officer
Mirry Melissa Hwang	Senior Vice President and Secretary
Kathleen Ann McCarragher	Managing Director, Head of Growth Equity and Director
Jonathan Raymond Longley	Managing Director and Director
Ronald Keith Andrews	Director
Judy Ann Rice	Director
David Hunt	Director

Jennison acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to those of the Portfolio1.

Comparable Fund[2]	Annual Advisory/Subadvisory Fee Rate for a Recent Fiscal Year End (as a % of average daily net assets)[3]	Assets Under Management as of 9/30/2012[4]
Sub-Advised Mutual Fund A*	0.40% of the first $300 million 0.35% on the next $200 million 0.25% on the next $500 million 0.22% on the balance**	$2.35 billion
Sub-Advised Mutual Fund B*	0.52% of the first $50 million 0.28% on the next $50 million 0.25% on the next $300 million 0.22% on the next $8.6 billion 0.21% on the balance^	$17.25 billion
Jennison Affiliated Fund C*	0.75% of the first $10 million 0.50% on the next $30 million 0.35% on the next $25 million 0.25% of the first $335 million 0.22% on the next $600 million 0.20% on the balance	$1.28 billion
Sub-Advised Mutual Fund D*#

0.75% of the first $10 million

0.50% on the next $30 million

0.35% on the next $25 million

0.25% of the first $335 million

0.22% on the next $600 million

0.20% on the next $4 billion

0.25% on the balance^

$0.15 billion
Sub-Advised Mutual Fund E*	0.40% of the first $250 million 0.35% on the next $250 million 0.30% on the next $500 million 0.25% on the next $500 million 0.22% on the balance^	$0.95 billion
Sub-Advised Mutual Fund F*	0.40% of the first $300 million 0.35% on the next $200 million 0.25% on the next $500 million 0.22% on the balance^	$1.08 billion
Sub-Advised Mutual Fund G*	0.40% of the first $250 million 0.35% on the next $250 million 0.30% on the next $500 million 0.25% on the next $500 million 0.22% on the balance^	$0.58 billion
Sub-Advised Mutual Fund H*	0.40% of the first $300 million 0.35% on the next $200 million 0.25% on the next $500 million 0.22% on the balance ^	$1.89 billion
Sub-Advised Mutual Fund I*#	0.35% of the first $50 million 0.25% on the next $750 million 0.22% on the balance^	$0.20 billion

Comparable Fund[2]	Annual Advisory/Subadvisory Fee Rate for a Recent Fiscal Year End (as a % of average daily net assets)[3]	Assets Under Management as of 9/30/2012[4]
Sub-Advised Mutual Fund J*#

0.75% of the first $10 million

0.50% on the next $30 million

0.35% on the next $25 million

0.25% of the first $335 million

0.22% on the next $600 million

0.20% on the next $4 billion

0.25% on the balance^

$0.14 billion
Sub-Advised Mutual Fund K*#	0.40% of the first $250 million 0.35% on the next $250 million 0.30% on the next $500 million 0.25% on the next $500 million 0.22% on the balance^	$0.43 billion
Jennison Affiliated Fund L*	0.30% of the first $1.0 billion 0.25% on the next $500 million 0.20% on the balance	$1.77 billion
Jennison Affiliated Fund M*	0.30% of the first $300 million 0.25% on the balance	$2.01 billion

[1]

The information provided herein is being provided for informational purposes only and should not be construed as a solicitation or the offering of investment services of Jennison to investors residing outside the United States or any jurisdiction in which offers, solicitation, or the provision of investment management services would be unlawful under the applicable laws of such jurisdiction. Jennison is registered as an investment adviser only with the SEC. Investment management services may be provided through a licensed entity in the applicable jurisdiction or in compliance with an exemption from the licensing requirements, if any, of such jurisdiction.

[2]	Jennison is not the official books and records for the above funds.
[3]

In determining the appropriateness of advisory fees, Jennison considers the current and potential client relationship size, the client service level required, and the competitiveness of its fee relative to peer investment advisers. Our tiered fee schedules have been created in recognition of the possibility of achieving economies of scale as assets under management increase. By creating asset level breakpoints, the funds’ pricing helps provide economies of scale benefits to the portfolio as assets grow.

[4]	Portion of the fund sub-advised by Jennison.
*	For confidentiality purposes, the names of these fund relationships have been omitted. These represent accounts managed in a similar fashion to the Portfolio.
^	The fee rate above is applied to the aggregate assets of said fund and another vehicle affiliated with fund or another account.
**	Mutual fund began to benefit from fee aggregation described above as of November 5, 2012.
#	Jennison only manages a portion of this fund.

V. Changes in the Portfolio’s Investment Style

Although the Portfolio’s investment objective and principal investment strategies changed after the change in the subadviser, the Portfolio’s investment objective remained substantively the same and its strategies remained similar to what they were under Rainier’s management. Under Jennison, the investment objective of the Portfolio changed from maximization of long-term capital appreciation to long-term growth of capital. After the subadviser change, the Portfolio continues to invest at least 80% of its assets in equity and equity-related securities of U.S. companies that exceed $3 billion in market capitalization. Although the Portfolio continues to have the ability to invest in common stock, it is now able to invest in preferred stocks, convertible stocks, equity interests in partnerships, joint ventures and other noncorporate entities, and rights that can be exercised for equity securities. Under Rainier the Portfolio had the ability to invest up to 25% of its assets in foreign securities, which was further restricted to investments in U.S. dollar denominated securities of foreign issuers or American Depositary Receipts (“ADRs”). Under Jennison’s management, the Portfolio has the ability to invest up to 20% of its total assets in foreign securities, but the 20% limitation does not apply to ADRs, American Depositary Shares or similar receipts and shares traded in U.S. markets. As a result, the Portfolio may have exposure to foreign currencies under Jennison. Under Jennison, the Portfolio is able to invest up to 20% of its assets in money market instruments, U.S. Government securities (e.g., obligations of the U.S. Government or its agencies or instrumentalities) and derivatives. Under Rainier the Portfolio did not invest in these securities as part of its principal investment strategy.

Effective November 2, 2012, the Russell 1000 Growth Index replaced the Russell 1000 Index as the Portfolio’s primary benchmark.

VI. Portfolio Transactions

Subject to the supervision and control of MetLife Advisers and the Trustees of the Trust, Jennison is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of the Portfolio’s portfolio transactions and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio may invest are traded in the over-the-counter market. In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter generally referred to as the underwriter’s concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Jennison is responsible for effecting portfolio transactions and will do so in a manner it deems fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, Jennison considers, among other factors, the firm’s reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity, and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or Jennison with brokerage and research services within the meaning of Section 28(e) of the Exchange Act. In doing so, the Portfolio may pay higher commission rates than the lowest available when Jennison believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Generally, Jennison is of the opinion that, because research provided by a broker must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by Jennison by supplementing Jennison’s research.

The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct MetLife Advisers to cause Jennison to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the Management Agreement (“Directed Brokerage”). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

For the year ended December 31, 2011, the Portfolio paid $1,050,124 in brokerage commissions. No portion of the Portfolio’s brokerage commissions were paid to affiliated brokers during the year ended December 31, 2011.

VII. Portfolio’s Ownership Information

As of the Record Date, the total number of Class A and Class B shares of the Portfolio outstanding were 0 and 8,773,248,908, respectively.

Metropolitan Life Insurance Company, a New York life insurance company (“MetLife”), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company and MetLife Insurance Company of Connecticut (individually an “Insurance Company” and collectively the “Insurance Companies”), are the record owners, through their separate accounts, of all of the Portfolio’s shares.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

Appendix A

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made this 2nd day of November 2012, by and between Jennison Associates LLC, Delaware limited liability company (the “Subadviser”), and MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Met Investors Series Trust (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a management agreement dated December 8, 2000, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Jennison Large Cap Equity Portfolio (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the portion of the Portfolio’s assets allocated to the Subadviser, as determined from time to time by the Adviser, and the Subadviser is willing to render such services; and

WHEREAS, the Subadviser is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser, to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser acknowledges that such appointment as investment subadviser to the Trust may be limited to those Portfolio assets allocated to the Subadviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to “the Portfolio” in this Agreement shall refer to those Trust assets allocated to the Subadviser by the Adviser. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Trust in any way. The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio and in such instances shall do so only for this limited purpose as Adviser’s and the Trust’s agent and attorney-in-fact. Subadviser shall negotiate all futures agreements, options agreements, ISDA Master Agreements, Credit Support Annexes, and other contracts and agreements related to derivatives transactions and holdings in the Portfolio (“Derivatives Related Agreements”).

Copies of the Trust’s Registration Statement, Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws (collectively, the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio as promptly as practicable and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Adviser will

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promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto.

The Adviser shall timely furnish the Subadviser with such additional information, financial statements and other reports with respect to the Portfolio as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall provide (or cause the Trust’s custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

The Adviser shall notify the Subadviser as soon as reasonably practicable if the Portfolio is out of compliance with Subchapter M or Section 817(h) of the Code.

2. Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.	the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time;

ii.	the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M and Section 817(h) of the Code including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder

iii.	any written instructions, policies and guidelines which the Adviser or the Trust’s Board of Trustees may issue from time-to-time, all as from the time they were furnished to the Subaviser, and

iv.	with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act, the rules and regulations thereunder and the interpretive opinions thereof of the staff of the SEC (“SEC Positions”).

b.	In furtherance thereof and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.	The Subadviser shall render such reports to the Trust’s Board of Trustees, the Adviser and the Adviser’s Administrator as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trust’s Board of Trustees, the Adviser and the Administrator at their reasonable request.

d.	Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio. Subadviser shall have no responsibility or liability arising from any acts, omissions or other conduct of the Portfolio’s custodian or any other third party that prevent the Subadviser from making any such directions.

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e.	Absent instructions from the Adviser to the contrary and to the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.	To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of Trustees and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.	Subject to seeking the most favorable price and execution, the Board of Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.

h.	In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

i.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

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j.	The Subadviser shall:

i.	Comply with the Trust’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings), as well as copies of such items as third-party compliance audits;

iii.	Notify the Adviser promptly of any contact from the SEC or other regulators or a Self-Regulatory Organization (“SRO”) (such as an examination, inquiry, investigation, institution of a proceeding, etc.) materially relating to the Portfolio or that would have a material impact on the Subadviser; and

iv.	Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) materially relating to the Portfolio, the Trust, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.

k.	The Subadviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser, if applicable.

l.	The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (c) custodian fees and expenses.

m.	The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter.

n.	The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Forms 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio.

o.	The Subadviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Subadviser for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable.

p.	The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are the portfolio manager(s) of the Portfolio, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of Additional Information.

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q.	The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients, according to its policies and procedures. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

r.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

3. Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate-set forth in Schedule A hereto.

4. Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1(b) of the 1940 Act.

5. Use of Names. The Subadviser hereby consents to the Portfolio being named the Jennison Large Cap Equity Portfolio. The Adviser shall not use the name “Jennison Associates LLC” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve the uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or state securities commission to which it is subject; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time trustees, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “Jennison Associates, LLC” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

6. Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other applicable law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or

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mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

b.	Except as may otherwise be provided by the 1940 Act or any other applicable law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Subadviser by an Adviser Indemnitee for use therein.

7. Limitation of Trust’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in the Trust’s Charter Documents. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of or other series of the Trust.

8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until May 1, 2014 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the

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Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except that the Subadviser may disclose information (i) to affiliates of the Subadviser; (ii) to the custodian with respect to the Portfolio; (iii) to brokers and dealers that are counterparties for trades for the Portfolio; (iv) to third party service providers subject to confidentiality agreements; (v) as required by law, court order, rule or regulation; (vi) as requested by regulatory or governmental authorities or auditors; and (vii) as otherwise agreed to in writing by the Adviser. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential. Information that (a) was or becomes generally available to the public, other than as a result of disclosure by the other party; (b) was or becomes available to the other party on a non-confidential basis from a source other than the party, which source is not known to be bound by any obligations of confidentiality; or (c) is independently developed by the other party without reference to or reliance on information or advice furnished pursuant to this Agreement, will not be considered confidential for purposes of this paragraph.

The Adviser and Subadviser hereby consents to the disclosure to third parties of (i) investment results and other data of the Adviser, the Subadviser or the Portfolio in connection with providing composite investment results of the Subadviser and (ii) investments and transactions of the Adviser, the Subadviser or the Portfolio in connection with providing composite information of clients of the Subadviser.

10. Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Trust and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

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13. Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:	Met Investors Series Trust 501 Boylston Street Boston, Massachusetts 02116 Attn: Jeffrey L. Bernier (617) 578-2324 (fax) jbernier@metlife.com (e-mail)

If to Adviser:	MetLife Advisers, LLC 501 Boylston Street Boston, Massachusetts 02116 Attn: Jeffrey L. Bernier (617) 578-2324 (fax) jbernier@metlife.com (e-mail)

If to Subadviser:	Jennison Associates LLC 466 Lexington Avenue New York, New York 10017 Attention: Kenneth Moore, Executive Vice President and Chief Operating Officer Facsimile:646.863.9376

With a copy to (at the address set forth above):

Attention: Legal Department
Facsimile: 212.682.9831
E-mail: legaldepartment@jennison.com

14. Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with a copy of the Subadviser’s most recent Form ADV, including a brochure supplement, in accordance with Rule 204-3 under the Advisers Act.

The Adviser consents to the annual delivery of the Subadviser’s Form ADV and any disclosure documents or notices required by law by electronic means in accordance with applicable laws and regulations. The Form ADV, required disclosure document or notice will be delivered as a PDF file unless the Subadviser’s electronic communication contains instructions on how to access such documents. Such documents shall be delivered to the Adviser at address indicated above.

This consent will remain effective until it is revoked by the Adviser in writing. Notwithstanding this consent, the Subadviser will provide a paper copy of the Form ADV, disclosure document or notice at no cost upon the Adviser’s request.

15. Miscellaneous. The Trust is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

METLIFE ADVISERS, LLC

BY:	/s/
Authorized Officer

Jennison Associates LLC

BY:	/s/
Authorized Officer

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SCHEDULE A

As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Adviser shall pay the Subadviser compensation at the annual rate of 0.40% of the first $300 million of the average daily net assets of the Portfolio during the Portfolio’s then-current fiscal year, 0.35% of the next $200 million of such assets, 0.25% of the next $500 million of such assets, and 0.22% of such assets in excess of $1 billion. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Adviser is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Adviser may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Adviser’s obligation to pay the Subadviser the compensation provided for herein.

For the purpose of determining the value of the Portfolios’ net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Trust’s Registration Statement.

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